http://schemas.microsoft.com/office/word/2003/wordml013fForm N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736


Janus Aspen Series Investment Advisory Agreement - Janus Aspen INTECH U.S. Low Volatility Portfolio is incorporated herein by reference to Exhibit (d)(71) to Post-Effective Amendment No. 63 to Janus Aspen Series registration statement on Form N-1A, filed on September 6, 2012; accession number 0000950123-12-011650 (File No. 33-63212).

Form of Janus Aspen Series Sub-Advisory Agreement - Janus Aspen INTECH U.S. Low Volatility Portfolio is incorporated herein by reference to Exhibit (d)(72) to Post-Effective Amendment No. 63 to Janus Aspen Series registration statement on Form N-1A, filed on September 6, 2012; accession number 0000950123-12-011650
(File No. 33-63212). Since the filing thereof, the Janus Aspen Series Sub-Advisory Agreement has been signed by Stephanie Grauerholz-Lofton and Justin
B. Wright.

Amendment to Janus Aspen Series Sub-Advisory Agreement - Janus Aspen Perkins Mid Cap Value Portfolio is incorporated herein by reference to Exhibit (d)(73) to Post-Effective Amendment No. 65 to Janus Aspen Series registration statement on Form N-1A, filed on February 15, 2013; accession number 0000950123-13-001102 (File No. 33-63212).